EXHIBIT 10.4

                              ENGAGEMENT AGREEMENT

                                 August 15, 2005

SRINI CHARI
100 WOODCREST DRIVE
DANBURY, CT 06810

         In consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, TURBOWORX, INC. (the "Company") and you agree as follows:

         1.  POSITION AND RESPONSIBILITIES.

         1.1 The Company will engage you, and you agree to be engaged by and serve the Company, as an officer of the Company. You will have the title of President and Chief Executive Officer, reporting to the Chairman of the Board of Directors. As President and CEO, you will serve on the Board of Directors, and you will be responsible for general and active management of the business of the Company and for ensuring that all orders and resolutions of the Board of Directors are carried into effect. You will also be expected to build and lead an executive team that will: (1) Formulate and articulate the company's vision and mission; (2) Formulate and execute major policies, programs and objectives to promote and ensure the company's success and growth; (3) Formulate and execute strategic and tactical operational plans for the company, with particular emphasis on growing revenue and expanding into new markets; and (4) Raise additional cash equity investment. In addition, you will perform such other services as may be requested from time to time by the Board of Directors of the Company. You will perform these duties in Shelton, Connecticut or such other place as you and the Company shall mutually agree.

         1.2 From the date hereof through the end of the Engagement Term (as hereinafter defined), you will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and to the business and affairs of the Company subject to your involvement in activities permitted by Section 5 hereof.

         1.3 As a condition of your engagement by the Company, you agree to become a formal employee of Administaff Companies, Inc. a professional employee organization with whom the Company has contracted to provide contract employees and human resources services. Administaff Companies, Inc. will be your sole employer and will assign you to work at TurboWorx subject the terms of this agreement. TurboWorx will be responsible for all professional aspects of your service as President and CEO, including without limitation direction of your activities (including adherence to TurboWorx policies related to your job), evaluation of your performance, and determination of compensation levels. Administaff Companies, Inc. will be solely responsible for all other duties normally taken on by an employer, including without

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limitation payment of salary,  provision of benefits  coverages,  and compliance with standard employment policies and applicable Federal and state laws relating
to  employment  and  the  workplace.   Notwithstanding  your  relationship  with
Administaff Companies, Inc., all references to "engagement" or "service" or similar or related terms herein shall refer to your relationship with the Company.

         2.  TERM AND TERMINATION.

         2.1 The term of your engagement with the Company (the "Engagement Term") shall be one (1) year (the "Initial Term") commencing on August 15, 2005 plus any extensions thereof, provided that the Engagement Term shall automatically terminate upon your death and may be terminated at any time as provided in Section 2.2. At the close of the Initial Term, the Engagement Term shall be automatically extended for a one (1) year period and thereafter shall be automatically extended at the end of each one (1) year period for an additional one (1) year period unless earlier terminated in accordance with the terms hereof, and unless either you or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice shall have been given no later than thirty days (30) days prior to the end of the then current period. If either party gives such notice and absent earlier termination in accordance with the terms hereof, the last day of your engagement shall be the last day of the Engagement Term.

         2.2 The Company shall have the right, on written notice to you specifying the applicable subsection below, to terminate your engagement:

             (a) immediately for Cause (as defined in Section 2.4), or

             (b) subject to Section  2.6  hereof,  in the event of your death or disability  which,  in  the  reasonable  opinion  of the  Board  of
             Directors, renders you unable or incompetent to carry out your duties, responsibilities, and assignments with or without reasonable accommodation for a period of one hundred and twenty
             (120) consecutive days; or

             (c) subject to Section 2.6 hereof, immediately without Cause.

         2.3 You shall have the right, on written notice to the Company, to terminate your engagement if you "resign for just cause," which shall mean a resignation of your engagement as a direct result of (a) a material breach by the Company of its obligations to you under this Agreement, provided that, if such breach is capable of remedy, a written notice within sixty (60) days of such breach and opportunity to cure such breach shall be afforded the Company and, in such event, just cause shall exist if the Company shall fail to cure such breach within a reasonable period of time not to exceed thirty (30) days after receipt of such notice; or (b) a significant modification by the Board of Directors of your duties or authority (except in connection with a termination pursuant to Section 2.2(a) or Section 2.2(b)). You shall also have the right, on not less than thirty (30) days prior written notice to the Company, to terminate your engagement without just cause; provided that such termination shall constitute a forfeiture of any severance benefits otherwise due to you hereunder.

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         2.4 The  term  "Cause"  shall  mean:  (a)  your  continued  failure  to substantially perform your duties hereunder (other than any such failure resulting from your incapacity due to physical or mental illness) or any such actual or anticipated failure; (b) your willful engagement in misconduct which is materially injurious to the Company's business or reputation, monetarily or otherwise; (c) your violation of any material provision of this Agreement; or
(d) your conviction of an act of fraud, embezzlement or another crime involving moral turpitude, in any such case either (x) involving the Company or (y) not involving the Company but which, in the opinion of a majority of the Board of Directors (other than you, if you are a Director), is materially injurious to the Company's business or reputation. You shall not be deemed to have been terminated for Cause unless (1) prior written notice has been delivered to you setting forth the reasons for the Company's intention to terminate for Cause, and (2) a period of twenty (20) days has elapsed since delivery of such notice during which you were afforded an opportunity to cure to the reasonable satisfaction of a majority of the Board of Directors (other than you), if capable of remedy, the reasons for the Company's intention to terminate for Cause.

         2.5 If you are terminated for Cause or your engagement is terminated due to death or disability pursuant to Section 2.2(b) or you resign for other than just cause, neither the Company nor any affiliate of the Company shall have any further obligation to you or your personal representatives under this Agreement, except for salary and bonus earned hereunder and unpaid at the date of termination, any other payments due under applicable law, and reimbursements of permitted business expenses in accordance with Company policy. On or before the date of termination of your engagement, you shall return to the Company all records and other personal property of the Company in your possession or control, including all confidential, proprietary or trade secret information of the Company and its subsidiaries and affiliates.

         2.6 If the  Company  terminates  your  engagement  without  Cause under
Section 2.2(c) or you resign for just cause under Section 2.3 hereof, the Company shall pay to you an amount equal to the aggregate amount paid to you in Base Salary (as hereinafter defined) during the three (3) months prior to such termination, less applicable taxes and withholding (the "Severance Payment"), in the manner and subject to the terms and conditions as hereinafter provided, and the Company shall arrange to provide to you during such period medical, dental, life and disability insurance benefits on the same basis as they would have been provided to you had your engagement not been terminated (collectively, the "Severance Benefits"). The Severance Payment shall be payable in installments on such date or dates on which Base Salary would have been paid to you had your engagement not been terminated.

         Notwithstanding anything herein to the contrary, the Company, in its sole discretion, may require that as a condition of eligibility for payment of the Severance Payment and Severance Benefits as described in this Section 2.6, you shall have signed a release in the form specified by the Company and such release shall be effective in accordance with its terms. Your failure or refusal to sign such a release or the revocation by you of such a release, to the extent permitted by its terms, shall disqualify you from receiving the Severance
Payment and Severance Benefits hereunder, and you shall instead receive such other severance benefits, if any, as the Company shall determine in its sole discretion. If you file a lawsuit, charge, complaint or other claim asserting any claim or demand within the scope of any such release, the Company, whether or not such claim is valid, shall retain all rights and benefits of the release and, in addition, shall be

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entitled to cancel any and all future  obligations of the release and recoup the value of all severance payments and benefits paid hereunder, together with the Company's costs.

         2.7 In the event of the termination of your engagement by the Company within one (1) year following a "change in control" of the Company (including if you "resign for just cause" as defined in Section 2.3 during such one (1) year period), you will be entitled to any bonuses for the then current fiscal year under any bonus plans then in effect as if fully earned. Benefits payable under this Section 2.7 upon a change in control may subject you to an excise tax as "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended. The Company will reimburse you for all excise taxes paid, but the reimbursement will constitute an excess parachute payment and will be subject to further excise tax. Such further excise tax will trigger further reimbursement by the Company. For purposes of this Section 2.7, a "change in control" of the Company shall include (i) a sale of all or substantially all of the assets or business of the Company; (ii) a sale or other transfer by the shareholders of the Company to a single entity or person (or to a group of entities or persons acting in concert), in one or a series of related transactions, of more than fifty percent (50%) of the outstanding shares of the capital stock of the Company entitled to vote for the election of directors, (including securities convertible into such voting shares of the Company); or
(iii) a merger or consolidation of the Company into or with any other entity or entities if, as a result thereof, more than fifty percent (50%) of the voting shares of the entity surviving such merger or consolidation is held by persons or entities which are not shareholders of the Company immediately prior to such event.

         3.  COMPENSATION.

         3.1 BASE SALARY. The Company shall arrange for you to receive for the services to be rendered hereunder a Base Salary ("Base Salary") at an annual rate of One hundred seventy-five thousand dollars ($175,000), subject to customary withholding for federal, state and local taxes as may be required by Administaff Companies, Inc. Such Base Salary shall be payable periodically in conformity with the prevailing practice of Administaff Companies, Inc. or the Company as such practice shall be established or modified from time to time. Such Base Salary shall be subject to increase from time to time to take into account appropriate cost of living adjustments and general compensation increases based on performance.

         3.2 BONUS. The Company shall also pay you an annual bonus of up to fifty thousand ($50,000) per year based on targets to be determined by the Board of Directors. In its sole discretion, the Company may arrange for you to receive other bonus or incentive compensation based on such factors as the Company deems appropriate.

         3.3 EQUITY. From time to time, and subject to approval of the Board of Directors and to the terms of the Company's 2000 Stock Option Plan or such other stock plan as may then be in effect, the Company will grant you stock options for shares of the Company's common stock. These grants shall be in addition to any prior grants that you may have already received.

         (a) Your initial option grant shall be for that number of shares of common stock that, when added to all prior option grants to you equals the result of multiplying 0.05 (the "Fraction") times the total number of shares of common stock required to support all issued and outstanding shares of stock of the Company as of June 30, 2005, calculated on

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         a Fully Diluted Basis. On August 31, 2005, and on the final day of each
         subsequent   month  during  your   engagement   under  this  Agreement,
         one-forty-eighth (1/48) of the grant (approximately 2.083% of the options) shall vest so that all options in your initial grant shall have vested by July 31, 2009. (Should your engagement be terminated for any reason before all options have vested, any unvested options would be forfeited.)

         (b) As of March 31, 2006, and as of the end of the first quarter of each subsequent calendar year, the Company shall grant you options for a number of shares of common stock that equals the result of multiplying the Fraction times the total number of shares of common stock required to support all issued and outstanding shares of stock of the Company as of the end of the prior calendar year, calculated on a Fully Diluted Basis, reduced by the total number of options already granted to you by the Company under this Agreement or other engagement agreements or letters. The options granted under this Subsection 3.3(b) shall vest evenly (1/48 of the options on the final day of each month) over the 48-month period following the date of the grant. (Should your engagement be terminated for any reason before all options have vested, any unvested options would be forfeited.) The Company shall not be obligated to grant you options under this Subsection 3.3(b) if your engagement has been terminated for any reason prior to the date of grant.

         (c) Notwithstanding the other terms of this Paragraph 3.3, in the event of the termination of your engagement by the Company within one (1) year following a "change in control" of the Company as defined in
         Section 2.7 (including if you "resign for just cause" as defined in Section 2.3 during such one (1) year period), all granted but unvested options shall immediately become fully vested, and, in addition, the Company shall grant you fully vested options for a number of shares that equals the result of multiplying the Fraction times the total number of shares of common stock required to support all issued and outstanding shares of stock of the Company as of the date of termination, calculated on a Fully Diluted Basis, reduced by the total number of options already granted to you under the terms of this Agreement or other engagement agreements or letters.

         3.4 BUSINESS EXPENSES. You shall be entitled to be reimbursed for all reasonable expenses incurred in connection with the performance of your duties hereunder provided that you shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policy from time to time adopted by the Company.

         4.  OTHER BENEFITS.

         4.1 VACATION. You shall be entitled to vacation in accordance with the vacation policy of the Company, as the same may be in effect from time to time, without loss of compensation or other benefits to which you are entitled under this Agreement, to be taken at such times as you may reasonably select. Initially, you shall be entitled to fifteen (15) days of vacation per year.

         4.2 OTHER BENEFIT PROGRAMS. The Company will provide to you all other benefits generally available to those serving in equivalent positions, as the same may be in effect from time to time.

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         5.  OTHER ACTIVITIES DURING YOUR ENGAGEMENT WITH THE COMPANY.

         5.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment or occupation except as permitted by Section 5.3. This provision shall not be deemed to preclude your co-employment relationship with Administaff Companies, Inc. your membership in professional societies, reasonable service on the board or similar governing body of any not-for-profit organization, lecturing or the acceptance of honorary positions, that are in any case incidental to your service for the Company, which are not adverse or antagonistic to or competitive with the Company or its subsidiaries or affiliates, their business or prospects, financial or otherwise and are consistent with your obligations regarding the confidential, proprietary and trade secret information of the Company and its subsidiaries and affiliates pursuant to the Proprietary Information and Inventions Agreement between you and the Company.

         5.2 Except as permitted by Section 5.3, you will not assume or participate in, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative or otherwise, any position or interest adverse or antagonistic to the Company or its subsidiaries or affiliates, their business or prospects, financial or otherwise, or take any action towards any of the foregoing.

         5.3 During the term of this Agreement, except on behalf of the Company or its subsidiaries or its affiliates, you will not, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company or its subsidiaries or affiliates, in any part of the world, in any line of business engaged in (or planned to be engaged in) by the Company or its subsidiaries or affiliates (or any successor to their businesses). With respect to any company or partnership which does directly compete with the Company or its subsidiaries or affiliates, this Section 5.3 shall not prohibit you from owning (i) as a passive investor only, an aggregate of not more than one percent (1%) of the total stock or equity interests of such company or partnership if the same are publicly traded, or (ii) stock or equity interests of such company or partnership through mutual funds or other similar investment vehicles over which you retain no investment discretion.

         6.  POST-ENGAGEMENT ACTIVITIES.

         6.1 You understand and acknowledge that the provisions of this Section 6 are necessary to protect the legitimate business interests of the Company and are fair and reasonable for numerous reasons, including your receipt of the specific consideration expressed in Section 3 of this Agreement. In addition, as a result of your position with the Company, you have had, and will continue to have, access to significant confidential, proprietary or trade secret information of the Company, so that, if you were employed by a competitor of the Company, there would be a substantial risk to the Company of your use of its confidential, proprietary or trade secret information. Based on the foregoing, for a period of twelve (12) months after the termination of your engagement by the Company, absent the Company's prior written approval (with concurrence by the Board of Directors of the Company), you will not directly or indirectly:

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                  (a) render any services to, or engage in any  activities  for, any other person, firm, corporation or business organization with respect to any product, process, technology or service, in existence or under development which substantially resembles or competes with a product, process, or service of the Company in existence or under
         development   upon   which   you   worked  or   exercised   supervisory
         responsibility at any time during your engagement by the Company;

                  (b) solicit any person engaged by the Company to break their engagement with the Company or offer or cause to be offered employment to any person who was engaged by the Company at any time during the six
         (6) months prior to the termination of your engagement by the Company;

                  (c) entice, induce or encourage any person engaged by the Company to engage in any activity which, were it done by you, would violate any provision of this Section 6; or

                  (d)  otherwise  attempt  to  interfere  with  or  disrupt  the
         business  or  activities  of  the  Company  or  its   subsidiaries   or
         affiliates.

You agree that if you act in violation of this Section 6, the number of days that you are in violation will be added to the time period specified in this
Section 6.

         6.2 Regardless of the foregoing, the provisions of this Section 6 shall not apply to you (i) in the event that the Company breaches any material term or provision hereof and has not cured such breach within 60 days after receiving written notice of the breach, (ii) the Company terminates you for any reason (other than Cause), or (iii) you "resign for just cause" (as described in Section 2.3 hereof).

         7. REMEDIES. Your duties under Section 6, if any, shall survive termination of your engagement by the Company. You acknowledge and agree that any breach by you of any of the provisions of Section 6.1 of this Agreement will result in irreparable and continuing damage to the Company and that a remedy at law for any breach or threatened breach by you of the provisions of Section 6.1 would be inadequate, and you therefore agree that the Company shall be entitled to temporary, preliminary and permanent injunctive relief in case of any such breach or threatened breach. The prevailing party in an action under this Agreement shall be entitled to recover its costs and expenses, including attorneys' fees. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other remedy available to it at law or in equity, the parties having agreed that all remedies are cumulative.

         8.  MISCELLANEOUS.

         8.1 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties or the business or properties of the Company or any subsidiary or division thereof, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or you.

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         8.2 INTERPRETATION. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, the parties expressly agree that a court may rewrite and modify such provisions so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.

         8.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to the Company:         TurboWorx, Inc.
                                    3 Enterprise Drive, Suite 401
                                    Shelton, CT 06484
                                    Attention:  CEO

         If to you:                 Srini Chari
                                    100 Woodcrest Drive
                                    Danbury, CT 06810

         8.4 WAIVERS. If either party shall waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         8.5 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

         8.6 APPLICABLE LAW. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed wholly within such jurisdiction. The Company and you hereby agree that the courts of the State of Connecticut located in the County of New Haven and the United States District Court for the District of Connecticut each shall have personal jurisdiction and proper venue with respect to any dispute between the Company and you.

         8.7 COMPLETE AGREEMENT; AMENDMENTS; PRIOR AGREEMENTS. The foregoing, together with the Proprietary Information and Inventions Agreement (the "Inventions Agreement") between you and the Company, is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written

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instrument  executed by both parties hereto.  In the event of a conflict between the provisions of this Agreement and the Inventions Agreement, the provisions of this Agreement shall control.

         8.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

                            [SIGNATURE PAGE FOLLOWS]







                                     - 9 -
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         If you are in  agreement  with the  foregoing,  please so  indicate  by signing and returning the enclosed copy of this letter.

                                                 TURBOWORX, INC.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:




ACCEPTED AND AGREED:




-----------------------------
         Srini Chari




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